Exhibit 1

ICI MUTUAL INSURANCE COMPANY,

a Risk Retention Group

INVESTMENT COMPANY BLANKET BOND

RIDER NO. 7

INSURED		BOND NUMBER

Columbia Funds – Columbia Funds Series Trust II		87155215B

EFFECTIVE DATE	BOND PERIOD	AUTHORIZED REPRESENTATIVE

June 6, 2016	June 30, 2015 to June 30, 2016	/S/ Joseph Costello

In consideration of the premium charged for this Bond, it is hereby understood and agreed that Item 1 of the Declarations, Name of Insured, shall include the following:

Columbia ETF Trust I

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.

RN1.0-00 (01/02)